SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PRIVATE BUSINESS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LIGHTYEAR CAPITAL

FOR IMMEDIATE RELEASE	Contact:	Private Business, Inc.
Michael Berman, 615-565-7379
michael.berman@privatebusiness.com

Lightyear Capital, LLC
John Henderson, 212-843-8054
jhenderson@rubenstein.com

Elizabeth Fogerty, 212-843-8071
efogerty@rubenstein.com

PRIVATE BUSINESS TO SELL $20 MILLION
IN PREFERRED STOCK TO THE LIGHTYEAR FUND

Deal Expands Lightyear’s Financial Services Portfolio and Growth Platform and
Accelerates Private Business’s Balance Sheet Restructuring Efforts

NASHVILLE, TN (December 8, 2003) – Private Business, Inc. (NASDAQ:PBIZ), a leading provider of cash flow and retail inventory management solutions for banks and small businesses, today announced that The Lightyear Fund, L.P. has agreed to invest $20 million in the Company through the purchase of shares of the Company’s Series A Non-convertible Preferred Stock and a warrant to purchase 16 million shares of the Company’s common stock at an exercise price of $1.25 per share. Proceeds from the transaction will be used to reduce the Company’s senior bank debt.

The Series A Preferred Stock will be entitled to a 10 percent dividend, will vote with the Company’s common stock and will represent approximately 50.8 percent of the Company’s voting stock. Under terms of the transaction, Private Business will reduce the size of its board of directors from nine members to seven. Lightyear will have the right to nominate four of the seven directors. The transaction is subject to closing conditions including approval by the Company’s shareholders. Lightyear and the Company entered into the definitive agreement for the transaction on December 5, 2003. A special meeting of shareholders is scheduled to be held on or about January 15, 2004, to approve the transaction. Closing of the transaction is expected to occur immediately following the special shareholder meeting.

Commenting on the announcement, Private Business chief executive officer Henry M. Baroco, said, “This transaction represents a major step forward for Private Business. It allows us to partner with a sophisticated investment firm with a proven track record in the financial services arena, while achieving our goal of restructuring our balance sheet. We anticipate that following closing, our bank debt will be reduced from approximately $24 million to approximately $7 million.

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Our stockholders equity following closing is expected to be between $12 and $13 million after taking into account the Lightyear investment as compared to our current stockholders deficit of approximately $4.5 million. We believe our stronger balance sheet will give our current and potential customers more confidence in the Company.”

“As stated in prior announcements, our goal this year was to stabilize the Company’s core business,” Baroco added. “We believe our results through the first three quarters of this year demonstrate that we have attained that goal. We believe this transaction will now allow management to again focus its efforts on growth.”

“We are delighted to expand our financial services portfolio with our investment in Private Business,” said Donald B. Marron, chairman and chief executive officer of Lightyear Capital. “We have been impressed with Private Business’s approach to servicing community banks with valuable financial and technology products. The Company’s management team has the industry experience, strategic vision and competitive insights to accelerate the growth of the business in the near future through the development of select products that will add the most value for Private Business customers.”

About Lightyear Capital

Lightyear Capital, LLC is a private equity investment firm based in New York City that manages approximately $2 billion in assets, including The Lightyear Fund, L.P., a $750 million private equity fund. The Lightyear Fund invests in leveraged buyouts, recapitalizations, and growth capital opportunities. Lightyear’s approach to investing centers on partnering with skilled management teams who lead quality companies. For more information on Lightyear Capital, please visit www.lycap.com.

About Private Business, Inc.

Private Business, Inc. is a leading provider of accounts receivable financing tools for community banks and middle-market businesses. Through its RMSA division, the Company also provides inventory management and sales forecasting solutions to the retail industry. Private Business, Inc. is

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headquartered in Brentwood, Tennessee, and its common stock trades on The Nasdaq Stock Market under the symbol “PBIZ.”

In connection with the above-described transaction, Private Business intends to file a proxy statement and other materials with the Securities and Exchange Commission. Shareholders are urged to read the proxy statement and these other materials when they become available because they will contain important information. Shareholders may obtain a free copy of the proxy statement and these other materials when they become available, as well as other materials filed with the Securities and Exchange Commission concerning Private Business at the Securities and Exchange Commission web site at http://www.sec.gov. Shareholders of Private Business may also obtain for free the proxy statement and other documents filed by the Company with the Securities and Exchange Commission in connection with the above-described transaction by directing a request to Private Business at 9020 Overlook Boulevard, Suite 300 Brentwood, Tennessee 37027; Attention: Investor Relations. Private Business and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders with respect to the transaction.

Information regarding these directors and executive officers and their ownership of Private Business common stock is contained in the proxy statement for the Company’s 2002 annual meeting of stockholders. Additional information regarding these directors and executive officers and their interests will be included in the proxy statement.

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties associated with not closing the transactions, the terms of any new credit facility, and the Company’s ability to achieve its growth plans following closing. These risks and uncertainties are in addition to other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

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